                                                                   EXHIBIT 99.01

                 EGGHEAD.COM ANNOUNCES EQUITY FINANCING FACILITY
                         COMMITMENT UP TO $100 MILLION

MENLO PARK, CA, February 18, 2000 - Egghead.com, Inc. (Nasdaq: EGGS), today announced that it has entered into an equity financing agreement under which it may sell up to $100 million of its common stock over a nine month period beginning February 18, 2000. These shares may be sold, at Egghead.com's discretion, at a small discount to market prices and there are no other commissions, warrants or other direct costs. The shares will be sold to Acqua Wellington North American Equities Fund, Ltd.

"This new financing, combined with the cash remaining from the merger between Egghead.com and Onsale, Inc. in November 1999, places us in a strong financial position and enables us to fund our business plans for the foreseeable future," said John E. Labbett, EVP and Chief Financial Officer of Egghead.com, Inc. "The agreement with Acqua Wellington provides us with a simple and attractive method of raising additional capital when we want it, at a lower cost, and without the constraints often associated with other methods of financing. We are pleased that this committed investor shares our belief in the potential of Egghead.com."

The agreement calls for Acqua Wellington to invest up to $100 million in Egghead.com common stock during the next nine months, with Egghead.com controlling the amount and timing of stock sold. The offering is being made pursuant to an effective shelf registration statement previously filed by Egghead.com with the Securities and Exchange Commission covering the sale of up to 5 million shares of Egghead.com common stock.

About Acqua Wellington North American Equities Fund, Ltd.

Acqua Wellington Asset Management LLC manages a family of funds with over $2 billion available to invest, targeted at investment opportunities among mid-cap and small-cap companies in domestic and global equity markets. The family's largest fund is its diversified North American Equities Fund, focusing primarily on companies in the technology and life sciences sectors. Acqua Wellington also invests in Internet, REITs, energy, mining and other industrial and cyclical industries through its various North American and global equities funds.

About Egghead.com

The new Egghead.com (Nasdaq: EGGS) is a leading Internet retailer specializing in technology products for the office and home. The company merged with Onsale, Inc. in November 1999, and offers a wide range of items from computer hardware and software to consumer electronics, sporting goods, and vacation packages. Its auction site offers bargains on excess and closeout goods and services. Egghead.com combines broad selection, low prices and excellent service to provide an outstanding online shopping experience for businesses and consumers. Egghead.com is located on the Internet at www.egghead.com.

                                      # # #

2000 Egghead.com, Inc. All Rights Reserved. Egghead.com and Onsale are registered trademarks of Egghead.com, Inc. All other companies and their brand names mentioned are trademarks or registered trademarks of their respective holders.

This press release contains "forward-looking" statements, including projections about our business, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements that we "expect", "plan", "estimate", "anticipate" or "believe", are forward-looking statements. These forward-looking statements are based on information available to us at the time of this release and we assume no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations as a result of numerous factors. For example, additional issuances of our common stock under this agreement may have the effect of lowering the market price of our common stock, and we may encounter unexpected difficulties in implementing our business plans. These and other risks and uncertainties associated with our business are detailed in our most recent Form 10-K and Form 10-Q, and the prospectus and any supplements filed in connection with the registration statement covering this offering, which are on file with the SEC and available through www.sec.gov.